SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 14, 2008
Capstead Mortgage Corporation
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification Number)

8401 North Central Expressway Suite 800 Dallas, Texas (Address of principal executive offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 874-2323
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
1. RECENT DEVELOPMENTS
Capital Raising Activity
     In addition to raising $206 million in new common equity capital during the fourth quarter of 2007 through two underwritten public offerings and our continuous offering program, we completed a third underwritten public offering in February 2008 raising another $126.7 million of new common equity capital. On March 10, 2008 we filed a prospectus supplement to sell up to three million shares of our common stock under our continuous offering program and today we filed this prospectus supplement to make available another three million shares for this program. Shares under this program may be issued by us at our option at any time, typically through open market sales of a limited number of shares on a daily basis, subject to blackout periods associated with the dissemination of our earnings and dividend announcements or other important company-specific news.
     During March 2008 we issued 360,100 shares of our common stock under our continuous offering program at an average sale price of $13.17 per share, raising $4.6 million of new common equity capital, after expenses. Subsequent to quarter-end, we issued an additional 1,827,130 common shares at an average sale price of $12.33 per share, raising $22.0 million, after expenses. We may continue to raise new common equity capital under this program subject to market conditions and the blackout period constraints mentioned above.
Market Conditions and Company Response
     The month of March 2008 was a tumultuous time for the financial markets characterized by a significant contraction in market liquidity centering on concerns over pricing for both non-agency and agency-guaranteed mortgage securities, changes in terms of financing via short-term repurchase agreements and, most critically, the potential for adverse changes in the availability of financing to support leveraged portfolios of mortgage securities. Many market participants reduced holdings of mortgage securities while institutional demand diminished during this timeframe, resulting in lower pricing levels for short-duration agency-guaranteed mortgage securities that we own from the relatively robust levels seen in January and February. In light of these conditions and concerns, we concluded that it would be prudent to proactively lower our portfolio leverage through limited asset sales and other means. To this end, in March we sold $758 million principal amount of agency-guaranteed mortgage securities for a modest loss of approximately $1.4 million that will be included in our first quarter earnings. We also terminated a $100 million two-year interest rate swap agreement designated as a hedge for accounting purposes resulting in a $2.3 million loss that will be amortized to earnings over the remaining term of the derivative. In addition, we have temporarily curtailed our usual practice of replacing portfolio runoff and have not deployed over $30 million of the capital raised in our February follow-on offering or any of the $26.6 million in capital raised to date under our continuous offering program into additional holdings of agency-guaranteed ARM securities. Together, these actions have reduced our portfolio leverage significantly.
     In our view, market conditions began improving late in March as they pertain to holdings of agency-guaranteed mortgage securities largely due to recent actions taken by the Federal Reserve to support the mortgage securities market through providing additional financing to both banks and primary broker dealers and orchestrating the acquisition of the Bear Stearns Companies, Inc. by JPMorgan Chase & Co. Additionally, actions taken by federal regulators to allow Fannie Mae, Freddie Mac and the Federal Home Loan Banks to expand their holdings of agency-guaranteed mortgage securities have provided further support to the market. These actions have improved pricing for most agency-guaranteed mortgage securities and have largely stalled momentum toward higher collateral requirements beyond commonly seen levels of 5%.
Preliminary First Quarter Results
     As noted above, we deployed a substantial amount of the capital raised in February prior to determining it was prudent to temporarily curtail purchase activity early in March. Accordingly, during the first quarter we acquired over $1.4 billion principal amount of agency-guaranteed ARM securities, offset by $384 million in portfolio runoff and $758 million in asset sales to end the quarter with a portfolio of approximately $7.4 billion, compared to $7.1 billion at year-end. Currently, we are financing the portfolio with 16 active repurchase agreement counterparties, up from 14 at year-end and are pursuing further counterparty relationships. With the pending acquisition of Bear Stearns by JPMorgan Chase, we have reduced the aggregate amount of our borrowings with these particular counterparties.
     Financing spreads for the first quarter of 2008 exceeded our original guidance of 152 basis points and should continue improving during the second quarter as the benefit of the 75 basis point reduction in the federal funds target rate in mid-March is realized. On May 1, 2008 we expect to report first quarter 2008 earnings per diluted share of $0.51 to $0.53 and book value per common share of $9.37 to $9.39 at March 31, 2008, up from $9.25 at year-end. Subsequent to quarter-end, book value has benefited further from continued improvements in financial market conditions and accretive share issuances under the continuous offering program.
Dividend Information
     On January 4, February 4, March 4, and April 4, 2008 we declared our fixed monthly dividends of $0.105 per Series B preferred share. The January, February and March dividends have been paid and the April dividend will be paid on April 30, 2008 to stockholders of record on April 17, 2008. On March 4, 2008 we declared our fixed quarterly dividend of $0.40 per Series A preferred share and the dividend was paid on March 31, 2008. On March 10, 2008 we declared our quarterly dividend of $0.52 per common share to be paid on April 21, 2008 to common stockholders of record on March 31, 2008. We anticipate announcing our second quarter common dividend on or about June 12, 2008
Optional Filing of this Information
     The information above is not required to be disclosed by Form 8-K; however, we believe the information to be of importance to our security holders and have elected to make an optional filing of this report under Item 8.01 of Form 8-K. The above information supersedes and replaces, in its entirety, the section entitled “Recent Developments” in our most recent prospectus supplement, filed on April 11, 2008 pursuant to Rule 424(b)(5), in connection with our continuous offering program.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 14, 2008

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary